(logo) PNC

REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Deutsche Mortgage & Asset Receiving Corp.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010‐1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011‐LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011‐FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012‐CCRE1	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012‐CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012‐CCRE2	Special Servicer
Special Servicer of the 260 and 261 Madison Avenue loan under the COMM 2012‐CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012‐CCRE3	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012‐CCRE2 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012‐CCRE4
Special Servicer of the Emerald Square Mall loan under the COMM 2012‐CCRE3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012‐CCRE5	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐LC6	Master Servicer
Master and Special Servicer of the Harmon Corner loan under the COMM 2012‐CCRE5 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE6	Special Servicer (on or after May 31, 2017)
Master Servicer of the Moffett Towers and the 540 West Madison Street loans under the COMM 2013‐LC6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE7	Master Servicer
Master Servicer of the Moffett Towers loan under the COMM 2013‐LC6 PSA.
Special Servicer of the Larkspur Landing Hotel Portfolio under the COMM 2013‐CCRE6 PSA (on and after May 31, 2017).
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE8	Master and Special Servicer
Master Servicer of the Moffett Towers Phase II loan under the COMM 2013‐CCRE7 PSA.
Special Servicer of the Paramount Building loan under the COMM 2013‐CCRE9 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE9	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MSBAM 2013‐C12 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE11	Master Servicer
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013‐CCRE12 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013‐CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013‐CCRE11 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE15	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE16
Special Servicer of the 25 Broadway loan under the COMM 2014‐CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE17	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐UBS3
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014‐CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE18
Master and Special Servicer of the Bronx Terminal Market loan under the COMM 2014‐CCRE17 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐UBS4	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE19	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE20
Master Servicer of the Beverly Connection loan under the GSMS 2014‐GS24 PSA.
Special Servicer of the Myrtle Beach Marriott Resort & Spa under the COMM 2014‐UBS6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐LC17
Special Servicer of Myrtle Beach Marriott Resort & Spa under the COMM 2014‐UBS6 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐UBS6	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2014‐CCRE21	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐LC19	Master and Special Servicer
Master Servicer of the One Memorial loan under the COMM 2014‐CCRE21 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐CCRE22
Master Servicer of the 3 Columbus Circle loan under the COMM 2015‐CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐CCRE23	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐LC21	Master and Special Servicer
Master Servicer of the Courtyard by Marriott Portfolio loan under the COMM 2015‐CCRE23 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐CCRE24
Special Servicer of the Lakewood Center loan under the DBWF 2015‐LCM TSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2015‐CCRE27	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016‐CCRE28	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016‐DC2
Special Servicer of the Promenade Gateway and the Santa Monica Multifamily Portfolio loans under the COMM 2016‐CCRE28 PSA.
Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016‐C1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBJPM 2016‐C1	Special Servicer
Special Servicer of the Naples Grande Beach Resort loan under the JPMBB 2016‐C1 PSA.
Special Servicer of the 7700 Parmer loan under the JPMCC 2015‐JP1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBJPM 2016‐C3	Master and Special Servicer
Master Servicer of the U‐Haul AREC Portfolio loan under the CD 2016‐CD1 PSA.
Special Servicer of the Williamsburg Premium Outlets loan under the DBJPM 2016‐C1 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2016‐CD1	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2016-COR1	Master and Special Servicer
Special Servicer of the Starbucks Center loan under the JPMDB 2016‐C4 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2016‐CD2
Master Servicer of the 80 Park Plaza and Mills Fleet Farm loans under the CGCMT 2016‐C3 PSA.
Special Servicer of the Starbucks Center under the JPMDB 2016‐C4 PSA
Special Servicer of the FedEx Ground Portfolio loan under the BACM 2017‐BNK3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	CD 2017‐CD4	Master Servicer
Master and Special Servicer on the 111 Livingston Street and Moffett Place Google loans under the CD 2017‐CD3 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2017‐C6	Master and Special Servicer
Master Servicer on the iStar Leased Fee portfolio under the MS 2017‐H1 PSA.
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2017‐COR2	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	Series 2017‐CD6
Master and Special Servicer on the U‐Hall SAC Portfolios 14, 15, 17, IRG Portfolio, Station Place III, Moffett Place Building 4 and Covance Business Center loans under the JPDB 2017‐C7 PSA.
Master and Special Servicer on the Integrated Health Campus loan under the COMM 2017‐COR2 PSA.